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                                                              [EXHIBIT (g)(17)]

             UNITED STATES COURT OF APPEALS FOR THE THIRD CIRCUIT

                                                              January 10, 1997
                                                                    E-24-E

                             No. 97-1006, 97-1009
               NORFORK SOUTHERN CORPORATION, et al., Appellants
                                      v.
                             CONRAIL INC., et al.
                  (E.D. of PA. Civil No. 96-cv-07167 (DWVA))
                                 For 97-1007
                     PETER D. FERRERA, et al., Appellants
                                      v.
                            DAVID M. LEVAN, et al.
                  (E.D. of PA. Civil No. 96-cv-07350 (DWVA))
                                 For 97-1009

Present: STAPLETON, SCIRICA and NYGAARD, Circuit Judges.

   1. Emergency Motion by Appellants in 97-1006 for an injunction on the District Court's 1/9/97 Order denying Appellants' Motion for a preliminary injunction pending the appeal.

   2. Emergency Motion by Appellants in 97-1009 for an injunction on the District Court's 1/9/97 Order denying Appellants' Motion for a preliminary injunction pending the appeal.

   3. Response by Appellee CSX Corporation in Opposition to the Motions for injunction pending the appeals.

   4. Response by Appellees Conrail Inc., etc. in Opposition to the Motions for injunction pending the appeals.

                                          /s/ Anthony Infante
                                          -----------------------------------
                                          Anthony Infante            597-3137
                                          Deputy Clerk

Response due: 1/13/97 at 4:00 PM.
Emergency Date: 1/17/97.
See 96-2025 & 96-2026.

                                  O R D E R
The foregoing
MOTIONS FOR AN INJUNCTION PENDING APPEAL ARE DENIED.

                                          By the Court,
                                          /s/ Circuit Judge Scirica
                                          -----------------------------------
                                          Circuit Judge

Dated: JAN 15, 1997